UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2024

Elite Health Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1131 W 6th Street
Ontario, CA	91672
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(949) 249-1170

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01. Entry onto a Material Agreement.

As previously reported, on January 16, 2024, Elite Health Systems Inc, formerly U.S. NeuroSurgical Holdings, Inc., a Delaware corporation, (“Company”) held an initial closing of a private placement of shares of the Company’s common stock at a price of $0.50 per share. To date, the Company has raised an aggregate of approximately $5.05 million. Effective November 29, 2024, the Board of Directors of the Company (the “Board”) approved amending the terms of the private placement to raise up to $5,500,000 maximum.

Item 8.01. Other Events

Effective November 29, 2024, the Board approved the issuance of an aggregate of 480,000 shares of its Common Stock to certain individuals, including directors and officers of the Company, in lieu of cash compensation for services rendered and to be rendered through the 2024 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2024

Elite Health Systems Inc.

	By:	/s/ Prasad Jeereddi
	Name:	Prasad Jeereddi
	Title:	Chairman and CEO

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